UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 18, 2014

Oracle Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-35992	54-2185193
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Oracle Parkway, Redwood City, California 94065

(Address of principal executive offices) (Zip Code)

(650) 506-7000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Oracle Corporation (“Oracle”) announced that each of Safra A. Catz and Mark V. Hurd was appointed as Chief Executive Officer (CEO) of Oracle on September 17, 2014. Oracle also announced that Lawrence J. Ellison was elected Executive Chairman of the Board of Directors and appointed Chief Technology Officer of Oracle on September 17, 2014. In addition, Jeffrey O. Henley was appointed Executive Vice Chairman of the Board of Directors on September 17, 2014. A copy of the press release announcing these appointments is attached hereto as Exhibit 99.1.

All manufacturing, finance and legal functions will continue to report to Ms. Catz as CEO. All sales, service and vertical industry global business units will continue to report to Mr. Hurd as CEO. All software and hardware engineering functions will continue to report to Mr. Ellison as Executive Chairman of the Board and Chief Technology Officer.

Ms. Catz, 52, has been a President of Oracle since January 2004, Chief Financial Officer most recently since April 2011 and has served as a Director since October 2001. She also currently serves as a director of HSBC Holdings plc.

Mr. Hurd, 57, has been a President of Oracle and served as a Director since September 2010. Prior to joining Oracle, he served as Chairman of the Board of Directors of Hewlett-Packard Company (HP) from September 2006 to August 2010 and as Chief Executive Officer, President and a member of the Board of Directors of HP from April 2005 to August 2010.

In connection with each of their appointment as Chief Executive Officer, Ms. Catz and Mr. Hurd will each receive a special one-time grant of (i) a stock option to purchase 500,000 shares of Oracle’s common stock with an exercise price equal to the fair market value of Oracle’s common stock on the date of the grant and (ii) a target Performance Stock Unit award of 125,000 Performance Stock Units. The grant of the stock options and Performance Stock Units to each of Ms. Catz and Mr. Hurd will take place on the fifth day of the month following the effective date of the promotion in accordance with Oracle’s policies. Also in connection with the announced changes, the Compensation Committee cancelled a portion of Mr. Ellison’s fiscal year 2015 equity grant, reducing his stock option award by 750,000 shares and his target Performance Stock Unit award by 187,500 Performance Stock Units. The salaries and executive bonus opportunities for each of Mr. Ellison, Ms. Catz and Mr. Hurd will not change as a result of these appointments.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

99.1	Press release regarding management changes dated September 18, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORACLE CORPORATION

Dated: September 23, 2014	By:	/s/ Dorian Daley
Name: Dorian Daley
Title: Senior Vice President, General Counsel and Secretary

EXHIBIT LIST

Exhibit No.	Description of Exhibit

99.1	Press release regarding management changes dated September 18, 2014